                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   January 16, 1997



                              KOLLMORGEN CORPORATION
             (Exact name of registrant as specified in its charter)


          New York                     1-5562               04-2151861
(State or other jurisdiction of      (Commission       (I.R.S. Employer
 incorporation or organization)      File Number)      Identification No.)


  1601 Trapelo Road, Waltham, Massachusetts                   02154
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:     (617) 890-5655



                                 None
     (Former name or former address, if changed since last report.)

Item 2      ACQUISITION OR DISPOSITION OF ASSETS

            On January 16, 1997, the Company signed an agreement ("Agreement") among Gretag AG, the three shareholders of Gretag (collectively, the "Gretag Shareholders"), and Macbeth Holding AG ("Holding") a new Swiss holding company to be formed by the Company and the Gretag Shareholders.
A copy of the Agreement is attached hereto as Exhibit 10(A). In accordance with the terms of that Agreement, the Company will combine its Macbeth color instruments business ("Macbeth") with Gretag's Color Control Systems business ("Gretag"). Macbeth has operations in the United States, England and Germany and Gretag has operations in Switzerland, Germany and the United States. The combined 1996 revenues for the Macbeth and Gretag color businesses were approximately $57 million. Holding will manufacture and sell proprietary color appearance equipment, software, and standards for a variety of applications. Initially, Holding will be equally controlled by the Company and the Gretag Shareholders who will own, respectively, 48% and 52% of Holding. This transaction is expected to be completed during the 1997 first quarter. Subject to prevailing market conditions, the Company and the Gretag Shareholders intend to offer shares in Holding to European investors after the shares of Holding are listed on the Swiss Exchange.

            For purposes of financial reporting, the Company will account for its interest in the joint venture under the equity method.


Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

            The following have been filed as a part of this report:

            (a) Pro forma financial information.

                Pro forma condensed consolidated balance sheet of the Company at September 30, 1996, and pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996, and for the year ended December 31, 1995.

            (b) Exhibits

                10.A Subscription Agreement dated as of January 15, 1997, among Gretag AG, Dr. Eduard M. Brunner, William J. Recker, Dr. Hans R. Zulliger, Kollmorgen Corporation, Gretag-Macbeth Holding AG, incorporated by reference to EX-10(A) of the Form SE filed by Federal Express on
                            January 31, 1997.

                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 KOLLMORGEN CORPORATION



                                 By:   /s/  Robert J. Cobuzzi
                                 Robert J. Cobuzzi, Senior Vice President,
                                  Treasurer and Chief Financial Officer


Date:       January 31, 1997

                          KOLLMORGEN CORPORATION
        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


            The following pro forma condensed consolidated balance sheet of the Company at September 30, 1996, presents the condensed consolidated balance sheet as if the Gretag Macbeth joint venture ("Joint Venture") had occurred as of that date. The pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1995, and the nine months ended September 30, 1996, present the condensed consolidated results of operations as if the Joint Venture had occurred at the beginning of the period presented.

                                     KOLLMORGEN CORPORATION
                       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    AS OF SEPTEMBER 30, 1996
                                          (UNAUDITED)
                                     (DOLLARS IN THOUSANDS)
                                                           September 30, 1996
                                                       ----------------------------
                                                                Pro forma
                                                  Historical   Adjustments(a)   Pro forma
                                                  ----------   --------------   ----------
ASSETS
Current assets:
    Cash and cash equivalents           $  14,096    $    (422)  $  13,674
    Accounts receivable, net               39,895       (4,048)     35,847
    Recoverable amounts on long-term contracts           6,510           0     6,510
    Inventories                            29,634       (5,559)     24,075
    Prepaid expenses and other current assets            2,001        (745)    1,256
                                        ----------   ----------  ----------
Total current assets                       92,136      (10,774)     81,362

Property, plant and equipment, net         27,678       (1,632)     26,046
Investment in Joint Venture                     0       12,326      12,326
Other assets                               19,151         (640)     18,511
                                        ----------   ----------  ----------
Total assets                            $ 138,965    $    (720)  $ 138,245
                                        ==========   ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                     $  63,273    $  (3,494)  $  59,779
Long-term debt                             53,551            0      53,551
Other liabilities and minority interest     5,820            0       5,820

Total common shareholders' equity          16,321        2,774      19,095
                                        ----------   ----------  ----------
Total liabilities and shareholders' equity           $ 138,965   $    (720)$ 138,245
                                        ==========   ==========  ==========

See accompanying notes to the pro forma financial statements.

                                     KOLLMORGEN CORPORATION
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (UNAUDITED)
                                     (DOLLARS IN THOUSANDS)

                                                       For the nine months ended
                                                          September 30, 1996
                                                       --------------------------
                                                                Pro forma
                                                  Historical   Adjustments(b)   Pro forma
                                                  ----------   --------------   ----------
Net sales                               $ 169,658    $ (22,778)  $ 146,880
Cost of sales                             112,749      (11,241)    101,508
                                        ----------   ----------  ----------
Gross profit                               56,909      (11,537)     45,372
Operating expenses                         47,881       (9,591)     38,290
                                        ----------   ----------  ----------
Income from operations                      9,028       (1,946)      7,082

    Interest income (expense)              (3,806)           0      (3,806)
    Other income (expense)                    459           62         521
    Equity in earnings of Joint Venture (c)     0        2,456       2,456
                                        ----------   ----------  ----------
Income before taxes                         5,681          572       6,253
Provision for income taxes                      0            0           0
                                        ----------   ----------  ----------
Net income                              $   5,681    $     572   $   6,253
                                        ==========   ==========  ==========
Weighted average shares outstanding        10,082                   10,082
                                        ==========               ==========
Earnings per common share:               $  0.54      $  0.00     $  0.62
                                        ==========   ==========  ==========

See accompanying notes to the pro forma financial statements.

                                     KOLLMORGEN CORPORATION
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (UNAUDITED)
                                     (DOLLARS IN THOUSANDS)

                                                       For the twelve months ended
                                                            December 31, 1995
                                                      ----------------------------
                                                                Pro forma
                                                  Historical   Adjustments(b)   Pro forma
                                                  ----------   --------------   ----------
Net sales                               $ 228,655    $ (30,394)  $ 198,261
Cost of sales                             152,614      (14,835)    137,779
                                        ----------   ----------  ----------
Gross profit                               76,041      (15,559)     60,482
Operating Expenses                         65,025      (13,366)     51,659
                                        ----------   ----------  ----------
Income from operations                     11,016       (2,193)      8,823

    Interest income (expense)              (4,007)           0      (4,007)
    Other income (expense)                    148          (13)        135
    Equity in Earnings of Joint Venture (c)     0        3,162       3,162
                                        ----------   ----------  ----------
Income before taxes                         7,157          956       8,113
Provision for income taxes                      0            0           0
                                        ----------   ----------  ----------
Net income                              $   7,157    $     956   $   8,113
                                        ==========   ==========  ==========
Weighted average shares outstanding         9,667                    9,667
                                        ==========               ==========
Earnings per common share:               $  0.26      $  0.00     $  0.36
                                        ==========   ==========  ==========

See accompanying notes to the pro forma financial statements.


                 NOTES TO THE PRO FORMA FINANCIAL STATEMENTS


(a) To record the formation of the Joint Venture and the Company's investment therein.

(b) To record the elimination of the Company's Macbeth operations from the consolidated results of operations of the Company.

(c) To record the Company's 48% share of the earnings of the Joint Venture. This amount was calculated without any effect of taxes as the shareholders of the Joint Venture utilized net operating loss carryforwards to offset any taxes during the periods presented.